UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 18, 2015

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA 19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

In connection with Lannett Company Inc.’s (“Lannett”) pending acquisition of Kremers Urban Pharmaceuticals Inc. (“KUPI”), Lannett anticipates disclosing to prospective financing sources certain information with respect its proposed senior secured credit facility (the “Credit Facility”) that has not been previously publicly reported. Specifically, Lannett anticipates that approximately $250.0 million of debt will be reallocated from the Credit Facility to senior unsecured notes, of which $200.0 million will be held by UCB, S.A. and UCB Manufacturing, Inc., the sellers.

There can be no assurance that the final structure of the acquisition financing will remain as anticipated.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K are forward looking and subject to change. Examples of forward-looking statements include statements related to the pending acquisition, the proposed financing structure and our business plans and objectives, which may include certain assumptions that underlie the forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate. Risks and uncertainties that may affect our future results include, but are not limited to, those discussed in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 as filed with the Securities and Exchange Commission (“SEC”) on November 5, 2015, as well as in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 as filed with the SEC on August 27, 2015 and in other Current Reports on Form 8-K and in other documents we have filed with the SEC.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Arthur P. Bedrosian
Chief Executive Officer
Date: November 18, 2015